Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Steel Partners Holdings L.P.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229987) of Steel Partners Holdings L.P. of our report dated September 30, 2020, relating to the consolidated financial statements of Steel Connect, Inc. for the year ended July 31, 2020, which appear in the Annual Report to Shareholders of Steel Connect, Inc., which is incorporated by reference in this Annual Report on Form 10-K.
/s/ BDO USA, LLP

New York, New York
April 13, 2021